Exhibit 10.2

FIRST AMENDMENT TO FUNDING AGREEMENT

This First Amendment to Funding Agreement (this “Amendment”) is made and entered into as of May 1, 2015, by and among CiG Wireless Corp., a Nevada corporation (the “Company”), Fir Tree Capital Opportunity (LN) Master Fund, L.P., a Delaware limited partnership (“Holder LP”), and Fir Tree REF III Tower LLC, an exempted limited partnership under the laws of the Cayman Islands (“Holder LLC”, and together with Holder LP, the “Series A Holders”).

WHEREAS, the Company and the Series A Holders are parties to that certain Funding Agreement, dated as of March 20, 2015, (the “Agreement”);

WHEREAS, pursuant to the Agreement, the Escrow Amount (as defined therein) may be adjusted in connection with a Triggering Transaction (as defined therein); and

WHEREAS, the Company and the Series A Holders desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1.	Section 1.1 of the Agreement is hereby deleted in its entirety, and the following is inserted in lieu thereof:

Funding of Escrow. Subject to the terms and conditions hereof, on or prior to the fifteenth (15th) calendar day (the “Funding Deadline”) after the date of the closing of the transactions contemplated by the Merger Agreement or an Alternative Acquisition Agreement, as applicable (the “Closing Date”), the Series A Holders shall deposit with a third-party escrow and paying agent selected by the Series A Holders (the “Paying Agent”), in immediately available funds, to the account designated by the Paying Agent, an amount equal to the Escrow Amount (as hereinafter defined), in accordance with the terms of this Agreement and the escrow or other similar agreement to be entered into by and among the Series A Holders and the Paying Agent prior to the Closing Date, and which shall be consistent with the terms of this Agreement and reasonably acceptable to the Special Committee (the “Escrow Agreement”). As used herein, the term “Escrow Amount” shall mean Two Million Two Hundred Fifty Thousand Dollars ($2,250,000).

2.	Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement.

3.	This Amendment may be executed in one or more counterparts.

4.	Except as amended hereby, the Agreement shall remain in full force and effect.

[Signature Pages Follow]

In Witness Whereof, the parties have executed this First Amendment to Funding Agreement as of the date first written above.

Company

CIG WIRELESS CORP.

By:	/s/ Paul McGinn
Name:	Paul McGinn
Title:	Chief Executive Officer

Series A Holders:

FIR TREE CAPITAL OPPORTUNITY (LN) MASTER FUND, L.P. By: Fir Tree Inc., its Manager
By:	/s/ Brian Meyer
Name:	Brian Meyer
Title:	General Counsel

FIR TREE REF III TOWER LLC By: Fir Tree Inc., its Manager
By:	/s/ Brian Meyer
Name:	Brian Meyer
Title:	General Counsel

[Signature Page to Amendment to Funding Agreement]